POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned,
Ralph R. Weiser, Chairman of the Board of Directors of International Recovery Corp., a Florida corporation, has made, constituted and appointed, and by these presents does make, constitute and appoint, Jerrold Blair his true and lawful attorney for him and in his name, place, and stead to sign the Form S-3 Registration Statement and all amendments thereto for International Recovery Corp., giving and granting unto said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that each said attorney or his substitute shall lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, I have hereunto set my hand the 28th day of February, 1995.

Sealed and delivered in
the presence of:

/s/ Sonia Asencio
- --------------------------------
/s/ Janet Rusakov                   /s/ Ralph R. Weiser
- --------------------------------    ----------------------------
                                        Ralph R. Weiser

STATE OF FLORIDA   )
COUNTY OF DADE     )

        BE IT KNOWN, that on the 28th day of February, 1995,before me, Sonia Asencio, a notary in and for the State of Florida, duly commissioned and sworn, personally came and appeared Ralph R. Weiser to me personally known (or has produced _________ _________________________________ as identification), and known to me to be the same person described in and who executed the within Power of Attorney, and he acknowledged the within Power of Attorney to be his act and deed.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal of office the day and year last above written.

                            /s/ Sonia Asencio
                            --------------------------------
                            Notary Public

                            Sonia Asencio
                            --------------------------------
                            Name of Notary (Typed, Printed
                              or Stamped)
My Commission Expires: